Exhibit: 99.1
NYSE: ONB
www.oldnational.com
FINANCIAL NEWS
October 27, 2008
OLD NATIONAL REPORTS THIRD-QUARTER EARNINGS OF
$17.0 MILLION, OR $.26 PER SHARE
•	Liquidity and capital positions remain strong

•	Non-performing loans remain flat

•	Net charge-offs decline

•	Year-to-date gross revenue growth over 10%
Contacts:

Financial Community:	Media:
Lynell J. Walton — (812) 464-1366	Kathy A. Schoettlin — (812) 465-7269
Vice President — Investor Relations	Senior Vice President — Communications
Old National Bancorp (NYSE: ONB) today reported earnings of $17.0 million, or $.26 per share, for the third quarter of 2008. This compares to $19.5 million, or $.30 per share, and $22.6 million, or $.34 per share, earned in the second quarter of 2008 and the third quarter of 2007, respectively.
President and CEO Bob Jones commented, “We are pleased with our third quarter earnings performance given the unprecedented operating environment facing financial institutions today. Our consistently executed strategy and prudent focus on risk management, evidenced by basically flat non-performing loans and a decrease in net charge-offs, has positioned us with a well capitalized, liquid balance sheet. In addition, we have produced gross revenue for the first nine months of this year that exceeds that of last year’s by over 10%. Clearly, the fundamentals of our business model remain strong and should continue to produce solid underlying earnings support as we proceed through these difficult economic times.”
Strategic Imperatives
Old National continues to be guided by three strategic imperatives that are critical in establishing the Company’s presence as a high-performing financial institution:
1.	Strengthen the risk profile.

2.	Enhance management discipline.

3.	Achieve consistent quality earnings.

Strengthen the Risk Profile
Old National’s key credit quality trends are as follows:

($ in millions)	2003	2004	2005	2006	2007	2Q08	3Q08
Non-Performing Loans	$104.6	$54.9	$55.6	$41.6	$40.8	$68.1	$68.4
Problem Loans	$343.9	$192.2	$136.6	$153.2	$115.1	$149.8	$173.8
Special Mention Loans	$215.7	$148.1	$83.2	$119.8	$103.2	$97.5	$114.3
Net Charge-Off Ratio	1.21%	.61%	.60%	.37%	.44%	1.35%	.46%
Provision for Loan Losses	$85.0	$22.4	$23.1	$7.0	$4.1	$5.7	$6.8
During the third quarter of 2008 Old National recorded provision for loan losses of $6.8 million. This compares to the $5.7 million recorded during the second quarter of the year and no provision recorded in the third quarter of 2007.
The reserve for loan losses was $63.5 million at September 30, 2008, up $1.4 million from the end of the second quarter of the year. The increased allowance during the third quarter allowed Old National to improve its ratio of allowance as a percentage of non-performing loans to .93% from the .91% at the end of the second quarter.
“The continuation of our consistent underwriting standards along with our prudent management of problem credits is essential during this prolonged period of economic uncertainty,” stated Chief Credit Officer Daryl Moore. “These actions, along with our strong capital position, have resulted in relatively stable non-performing loan totals, a decline in net charge-offs and an increase in reserves during the current quarter. We have been impacted, however, by the current environment as demonstrated by our elevated levels of problem and special mention loans in the quarter and feel that further increases in these categories could continue well into 2009.”
Enhance Management Discipline
Capital Management
At the end of the third quarter, Old National continues to demonstrate financial stability with its strong capital position, with the total risk-based capital ratio at 14.28%, tier 1 risk-based capital ratio at 11.36% and the leverage ratio at 8.29%. All three capital ratios are well above the FDIC guidelines for “well capitalized” institutions. In addition, tangible common equity as a percentage of tangible assets increased to 6.83% from 6.75% at June 30, 2008. Refer to Table 1 for Non-GAAP reconciliation of the tangible capital ratios.
Chief Financial Officer Chris Wolking noted, “Our continued focus on capital management has allowed us to maintain a strong capital position during this period of economic uncertainty. We believe building capital and maintaining capital ratios significantly above the regulatory threshold for “well capitalized” institutions is appropriate for these uncertain economic times.”
Old National repurchased no shares of common stock through the open market during the first nine months of 2008. In December 2005, the board approved the repurchase of up to 6.0 million shares of stock over a three-year period ending December 31, 2008. As of September 30, 2008, the Company has 4.3 million shares available to repurchase during the remainder of 2008, the final year covered under this three-year authorization.

Expense Management
Total noninterest expenses for the third quarter of 2008 were $72.5 million compared to $74.8 million and $65.5 million reported for the second quarter of 2008 and the third quarter of 2007, respectively. The decrease from the second quarter of 2008 relates primarily to adjustments in the salaries and employee benefits category. Over half of the increase from the third quarter of 2007 was attributable to the occupancy expense category. Lease expense, relating primarily to the Company’s sale leaseback transactions, amounted to $6.4 million for the third quarter of 2008, compared to $2.8 million for the third quarter of 2007. Other categories contributing to the increase from 2007 were marketing, salaries and employee benefits, as well as other expenses.
Achieve Consistent Quality Earnings
Balance Sheet & Margin
Old National reported total loans at September 30, 2008, of $4.693 billion. This total represents a decrease of $50.3 million from the $4.743 billion at June 30, 2008. Just over half of this decline, or $25.7 million, came in the commercial real estate portfolio, which the Company has continued to drive down over the last two years. The other half of the decline came in the commercial portfolio, which declined $26.3 million to $1.8 billion. The majority of the decline in the commercial portfolio resulted from the seasonal decline in line usage from the agricultural industry as well as the payoff of a large convention center loan.
Total investments were $2.098 billion at September 30, 2008, up $59.2 million from June 30, 2008. As a percentage of total assets, the investment portfolio increased slightly to 27.7% from 26.8% at June 30, 2008.
At September 30, 2008, total deposits, including demand and interest-bearing deposits, were $5.346 billion, a $26.2 million decline from the $5.372 billion at June 30, 2008. Total borrowed funds at September 30, 2008, were $1.379 billion, a $20.3 million increase from the $1.359 billion at June 30 2008.
On a fully tax equivalent basis, net interest income during the third quarter of 2008 was $64.5 million and represented a net interest margin on total average earning assets of 3.79%. This compares to net interest income of $65.9 million and a margin of 3.85% for the second quarter of 2008 and net interest income of $59.5 million and a margin of 3.37% for the third quarter of 2007.
“Our significantly higher net interest margin in 2008 compared to 2007 has been a major contributor to our revenue growth this year,” stated Chris Wolking, Chief Financial Officer. “We are pleased to have delivered improved net interest margin this year during a period of volatile interest rates.”
Fees, Service Charges and Other Revenue
For the third quarter of 2008, fees, service charges and other revenue were $39.1 million. This compares to $41.8 million for the second quarter of 2008 and $37.9 million in the third quarter of 2007. The category showing the largest decrease from the second quarter of 2008 was other income and primarily related to a decrease in the sales of other real estate owned (OREO).

Earnings Guidance
“During the quarter we did take certain steps we believe will ensure the consistency of our earnings,” noted President and CEO Bob Jones. “Chief amongst those steps was the additional provision to our loan loss reserve. We also took prudent actions around our Bank-owned life insurance (BOLI) investment. This conservative action will reduce our risk in the investment but will result in lower fourth-quarter earnings. The combination of these actions, along with the continual slowing of the economy and uncertain impact on credit quality, cause us to reduce our per-share earnings guidance for the year from our previous range of $1.13 to $1.19 to our revised guidance of $1.10 – $1.15.”
About Old National
Old National Bancorp is the largest financial services holding company headquartered in Indiana and, with $7.6 billion in assets, ranks among the top 100 banking companies in the United States. Since its founding in Evansville in 1834, Old National has focused on community banking by building long-term, highly valued partnerships with clients in its primary footprint of Indiana, Illinois and Kentucky. In addition to providing extensive services in retail and commercial banking, wealth management, investments and brokerage, Old National also owns one of the largest independent insurance agencies headquartered in Indiana, offering complete personal and commercial insurance solutions. For more information and financial data, please visit the Company’s website at www.oldnational.com.
Conference Call
Old National will hold a conference call at 10:00 a.m. Central on Monday, October 27, 2008, to discuss third-quarter 2008 financial results, strategic developments, and the Company’s earnings outlook for 2008. The live audio web cast of the call, along with the corresponding presentation slides, will be available on the Company’s Investor Relations web page at www.oldnational.com and will be archived there for 12 months. A replay of the call will also be available from 1:00 p.m. Central on October 27 through November 10. To access the replay, dial 1-800-642-1687, conference code 32127217.

Forward-Looking Statement
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National’s financial condition, results of operations, asset and credit quality trends and profitability. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to, market, economic, operational, liquidity, credit and interest rate risks associated with Old National’s business, competition, government legislation and policies, ability of Old National to execute its business plan and to remediate the credit issues identified in this release, changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits, failure or circumvention of our internal controls, failure or disruption of our information systems, significant changes in accounting, tax or regulatory practices or requirements, other matters discussed in this press release and other factors identified in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this press release, and Old National undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.
Table 1: Non-GAAP Reconciliation-Tangible Common Equity

(end of period balances - $ in millions)	September 30, 2008	June 30, 2008
Total Shareholders’ Equity	$635.4	$649.0
Deduct: Goodwill and Intangible Assets	(187.8)	(188.7)
Tangible Shareholders’ Equity	$447.6	$460.3
Deduct: Other Comprehensive Income	(56.7)	(40.2)
Tangible Common Shareholders’ Equity	$504.3	$500.5
Total Assets	$7,568.3	$7,601.8
Add: Trust Overdrafts	.3	.1
Deduct: Goodwill and Intangible Assets	(187.8)	(188.7)
Tangible Assets	$7,380.9	$7,413.1
Tangible Equity to Tangible Assets	6.06%	6.21%
Tangible Common Equity to Tangible Assets	6.83%	6.75%

OLD NATIONAL BANCORP
Financial Highlights

	Three-Months Ended
($ in thousands except per-share data)	September 30
(FTE) Fully taxable equivalent basis.	2008	2007	Change	% Change
Income Data:
Net Interest Income (FTE)	$64,474	$59,521	$4,953	8.3
Fees, Service Charges and Other Revenues	39,136	37,873	1,263	3.3
Securities Gains (Losses)	45	(472)	517	N/M
Derivative Gains (Losses)	(186)	170	(356)	N/M
Total Revenue (FTE)	103,469	97,092	6,377	6.6
Provision for Loan Losses	6,842	—	6,842	N/M
Noninterest Expense	72,463	65,495	6,968	10.6
Income before Taxes	24,164	31,597	(7,433)	(23.5)
Provision for Taxes (FTE)	7,149	9,033	(1,884)	(20.9)
Net Income	17,015	22,564	(5,549)	(24.6)

Per Share Data: (Diluted) (a)
Net Income	.26	.34	(.08)	(23.5)
Average Diluted Shares Outstanding	65,790	65,658	132	.2
Book Value	9.59	9.78	(.19)	(1.9)
Stock Price	20.02	16.57	3.45	20.8

Performance Ratios:
Return on Average Assets	.90%	1.15%	(.25)%	(21.7)
Return on Average Equity (b)	10.50	14.22	(3.72)	(26.2)
Net Interest Margin (FTE)	3.79	3.37	.42	12.5
Other Expense to Revenue (Efficiency Ratio)	70.03	67.46	2.57	3.8
Net Charge-offs to Average Loans (c)	.46	.28	.18	64.3
Reserve for Loan Losses to Ending Loans	1.36	1.35	.01	.7
Non-Performing Loans to Ending Loans (c)	1.46	1.04	.42	40.4

Balance Sheet:
Average Assets	$7,563,607	$7,856,012	$(292,405)	(3.7)
End of Period Balances:
Assets	7,568,288	7,832,485	(264,197)	(3.4)
Investments (Including Money Market Investments)	2,098,041	2,266,227	(168,186)	(7.4)
Commercial Loans	1,799,764	1,692,521	107,243	6.3
Commercial Real Estate Loans	1,170,775	1,308,287	(137,512)	(10.5)
Consumer Loans	1,203,265	1,210,260	(6,995)	(.6)
Residential Real Estate Loans	508,112	539,297	(31,185)	(5.8)
Residential Real Estate Loans Held for Sale	11,118	13,313	(2,195)	(16.5)
Earning Assets	6,791,075	7,029,905	(238,830)	(3.4)
Core Deposits (Excluding Brokered CDs)	5,154,957	5,615,939	(460,982)	(8.2)
Borrowed Funds (Including Brokered CDs)	1,570,227	1,397,765	172,462	12.3
Shareholders’ Equity	635,353	647,419	(12,066)	(1.9)

(a)	Assumes conversion of stock options and restricted stock.

(b)	Based on average shareholders’ equity of $648,068 and $634,664, respectively, for September 30, 2008, and 2007.

(c)	Includes residential loans held for sale.

N/M	Not meaningful.

OLD NATIONAL BANCORP
Financial Highlights

	Three-Months Ended
($ in thousands except per-share data)	September 30,	June 30,
(FTE) Fully taxable equivalent basis.	2008	2008	Change	% Change
Income Data:
Net Interest Income (FTE)	$64,474	$65,945	$(1,471)	(2.2)
Fees, Service Charges and Other Revenues	39,136	41,809	(2,673)	(6.4)
Securities Gains (Losses)	45	2,061	(2,016)	(97.8)
Derivative Gains (Losses)	(186)	(357)	171	N/M
Total Revenue (FTE)	103,469	109,458	(5,989)	(5.5)
Provision for Loan Losses	6,842	5,700	1,142	20.0
Noninterest Expense	72,463	74,834	(2,371)	(3.2)
Income before Taxes	24,164	28,924	(4,760)	(16.5)
Provision for Taxes (FTE)	7,149	9,449	(2,300)	(24.3)
Net Income	17,015	19,475	(2,460)	(12.6)

Per Share Data: (Diluted) (a)
Net Income	.26	.30	(.04)	(13.3)
Average Diluted Shares Outstanding	65,790	65,812	(22)	-0-
Book Value	9.59	9.80	(.21)	(2.1)
Stock Price	20.02	14.26	5.76	40.4

Performance Ratios:
Return on Average Assets	.90%	1.03%	(.13)%	(12.6)
Return on Average Equity (b)	10.50	11.58	(1.08)	(9.3)
Net Interest Margin (FTE)	3.79	3.85	(.06)	(1.6)
Other Expense to Revenue (Efficiency Ratio)	70.03	68.37	1.66	2.4
Net Charge-offs to Average Loans (c)	.46	1.35	(.89)	(65.9)
Reserve for Loan Losses to Ending Loans	1.36	1.31	.05	3.8
Non-Performing Loans to Ending Loans (c)	1.46	1.43	.03	2.1

Balance Sheet:
Average Assets	$7,563,607	$7,593,955	$(30,348)	(.4)
End of Period Balances:
Assets	7,568,288	7,601,786	(33,498)	(.4)
Investments (Including Money Market Investments)	2,098,041	2,038,799	59,242	2.9
Commercial Loans	1,799,764	1,826,091	(26,327)	(1.4)
Commercial Real Estate Loans	1,170,775	1,196,511	(25,736)	(2.2)
Consumer Loans	1,203,265	1,188,130	15,135	1.3
Residential Real Estate Loans	508,112	516,010	(7,898)	(1.5)
Residential Real Estate Loans Held for Sale	11,118	16,620	(5,502)	(33.1)
Earning Assets	6,791,075	6,782,161	8,914	.1
Core Deposits (Excluding Brokered CDs)	5,154,957	5,226,487	(71,530)	(1.4)
Borrowed Funds (Including Brokered CDs)	1,570,227	1,504,606	65,621	4.4
Shareholders’ Equity	635,353	649,015	(13,662)	(2.1)

(a)	Assumes conversion of stock options and restricted stock.

(b)	Based on average shareholders’ equity of $648,068 and $672,852, respectively, for September 30, 2008, and June 30, 2008.

(c)	Includes residential loans held for sale.

N/M	Not meaningful.

OLD NATIONAL BANCORP
Financial Highlights

	Nine-Months Ended
($ in thousands except per-share data)	September 30
(FTE) Fully taxable equivalent basis.	2008	2007	Change	% Change
Income Data:
Net Interest Income (FTE)	$194,605	$174,145	$20,460	11.7
Fees, Service Charges and Other Revenues	123,918	114,252	9,666	8.5
Securities Gains (Losses)	6,625	(3,163)	9,788	N/M
Derivative Gains (Losses)	(1,159)	(22)	(1,137)	N/M
Total Revenue (FTE)	323,989	285,212	38,777	13.6
Provision for Loan Losses	34,447	2,445	32,002	N/M
Noninterest Expense	218,233	206,962	11,271	5.4
Income before Taxes	71,309	75,805	(4,496)	(5.9)
Provision for Taxes (FTE)	15,479	22,900	(7,421)	(32.4)
Net Income	55,830	52,905	2,925	5.5

Per Share Data: (Diluted) (a)
Net Income	.85	.80	.05	6.2
Average Diluted Shares Outstanding	65,738	65,766	(28)	-0-
Book Value	9.59	9.78	(.19)	(1.9)
Stock Price	20.02	16.57	3.45	20.8

Performance Ratios:
Return on Average Assets	.98%	.87%	.11%	12.6
Return on Average Equity (b)	11.20	11.08	.12	1.1
Net Interest Margin (FTE)	3.77	3.19	.58	18.2
Other Expense to Revenue (Efficiency Ratio)	67.36	72.56	(5.20)	(7.2)
Net Charge-offs to Average Loans (c)	.78	.32	.46	143.8
Reserve for Loan Losses to Ending Loans	1.36	1.35	.01	.7
Non-Performing Loans to Ending Loans (c)	1.46	1.04	.42	40.4

Balance Sheet:
Average Assets	$7,613,187	$8,072,127	$(458,940)	(5.7)
End of Period Balances:
Assets	7,568,288	7,832,485	(264,197)	(3.4)
Investments (Including Money Market Investments)	2,098,041	2,266,227	(168,186)	(7.4)
Commercial Loans	1,799,764	1,692,521	107,243	6.3
Commercial Real Estate Loans	1,170,775	1,308,287	(137,512)	(10.5)
Consumer Loans	1,203,265	1,210,260	(6,995)	(.6)
Residential Real Estate Loans	508,112	539,297	(31,185)	(5.8)
Residential Real Estate Loans Held for Sale	11,118	13,313	(2,195)	(16.5)
Earning Assets	6,791,075	7,029,905	(238,830)	(3.4)
Core Deposits (Excluding Brokered CDs)	5,154,957	5,615,939	(460,982)	(8.2)
Borrowed Funds (Including Brokered CDs)	1,570,227	1,397,765	172,462	12.3
Shareholders’ Equity	635,353	647,419	(12,066)	(1.9)

(a)	Assumes conversion of stock options and restricted stock.

(b)	Based on average shareholders’ equity of $664,403 and $636,815, respectively, for September 30, 2008, and 2007.

(c)	Includes residential loans held for sale.

N/M	Not meaningful.